UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2008

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	0-13818	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 MUNOZ RIVERA AVE, POPULAR CENTER BUILDING, HATO REY , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2008, the Board of Directors (the "Board") of Popular, Inc. (the "Corporation"), upon the recommendation of the Corporate Governance and Nominating Committee of the Board, approved and adopted the amendment and restatement of the Corporation’s by-laws (the "Restated By-laws"). The Restated By-laws include the following amendments:

• Article 2, Section 2.5, was amended to provide that the Corporation’s Corporate Governance Guidelines will establish procedures under which a director will agree to promptly offer his or her resignation upon a failure to receive a majority of the votes cast by stockholders (unless, the number of nominees exceeds the number of directors to be elected, in which case the director nominees shall be elected by a plurality of the votes cast).

• Article 2 was amended to add new Sections 2.8 and 2.9 to provide for advance notice of stockholder proposals and nominations (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and proposals brought (or nominations made) by or at the direction of the Board). A stockholder’s notice of nominations of persons for election to the Board or the proposal of business to be considered by the stockholders at an annual meeting of stockholders must be delivered to the Corporation not more than 180 days nor less than 90 days in advance of the anniversary date of the preceding year’s annual meeting. In the case of a special meeting or in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder must be delivered not earlier than the 15th day following the day on which notice is mailed, or a public announcement is first made, by the Corporation, of the date of such meeting. A stockholder's nomination or proposal must include certain information regarding the stockholder and the proposal, as specified in the Restated By-laws.

• A new Article 9 was adopted to revise the existing indemnification and advancement provisions to (i) provide for mandatory advancement of expenses by the Corporation on behalf of directors and officers; (ii) provide that such provisions constitute a contract between the Corporation and the indemnified person; and (iii) clarify that the provisions of new Article 9 are not exclusive of any other rights that such person may have. The Corporation understands that the addition of Article 9 conforms the Corporation’s indemnification and expense advance provisions to those of most major U.S. corporations and will help the Corporation recruit and retain qualified directors and executive officers.

The amendments to the by-laws are effective immediately. A copy of the Restated By-laws is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Restated By-laws is qualified in its entirety by reference to the full text thereof.

In connection with the amendments to the by-laws, the Corporation amended its Corporate Governance Guidelines to implement a director resignation policy. Under the director resignation policy, upon the offering of a director’s resignation, the Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the director’s offer to tender his or her resignation, or whether other action should be taken. The Board has discretion whether to accept or reject the resignation. The Corporate Governance and Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

The Board will publicly disclose its decision regarding the resignation within ninety (90) days after the results of the election are certified. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualified. Upon accepting a director’s offer to tender his or her resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, the Board may fill the resulting vacancy or may decrease the size of the Board as provided in the Corporation’s Certificate of Incorporation.

A director whose resignation is under consideration shall abstain from participating in any decision regarding that resignation.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.1 Amended and Restated By-laws of Popular, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

December 23, 2008	By:	Ileana Gonzalez

Name: Ileana Gonzalez
Title: Senior Vice President and Comptroller

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-laws